UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 21, 2021 (January 15, 2021)

iCoreConnect Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52765	13-4182867
(Commission File Number)	(IRS Employer Identification No.

13506 Summerport Village Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706

(Registrant’s Telephone Number, Including Area Code)

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On January 15, 2021, the Audit Committee of the Board of Directors of iCoreConnect, Inc. (the "Company") authorized and approved the Company's dismissal of Cherry Bekaert LLP ("Cherry Bekaert") as independent auditors for the Company and its subsidiaries, effective immediately.

Cherry Bekaert was engaged on June 16, 2020 to audit the consolidated financial statements as of and for the year ended December 31, 2020.  There have been no disagreements with Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cherry Bekaert, would have caused it to make reference to the subject matter of the disagreement in connection with its report. None of the events described in Item 304(a)(1)(v) of Regulation S-K has occurred with respect to Cherry Bekaert. Cherry Bekaert has not issued any opinion or disclaimer, adverse or otherwise, with respect to the fiscal year ended December 31, 2020.

The Company provided to Cherry Bekaert the disclosure contained in this Form 8-K.

(b) On January 21, 2021, the Audit Committee of the Board of Directors of the Company authorized and approved the Company's engagement of BF Borgers CPA PC ("BF Borgers") as independent auditors for the Company and its subsidiaries. The Company engaged BF Borgers as independent auditors for the Company on January 21, 2021.

Neither the Company nor anyone on its behalf consulted BF Borgers regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(2) of Regulation S-K (there being none).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iCORECONNECT INC.
(Registrant)

Dated: January 21, 2021	By:	/s/ Robert McDermott
Robert McDermott
President and Chief Executive Officer

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